PURCHASE AGREEMENT


     THIS AGREEMENT made this _______ day of November, 1999 by and between Northwest Parks LLC, (hereinafter "Parks") a limited liability company, and its Members as set forth on Exhibit A hereto (hereinafter "Members") and Wincanton Corporation, a Washington state corporation, (hereinafter "Wincanton").

                                   WITNESSETH:

     WHEREAS, the Members own 12,000,000 interest of Parks and those are all of the interests issued and outstanding;

     WHEREAS, the authorized common stock of Wincanton consists of 15,000,000 shares of common stock, par value of $0.0001 per share, of which 11,323,948 shares are issued and outstanding; and

     WHEREAS, Wincanton and Members and Parks agree that it would be to their mutual benefit for Wincanton to purchase from the Members all their interest of Parks and thereby Parks would become wholly owned by Wincanton and Wincanton will issue a total of 12,0,000,000 shares of its common stock (after a reverse split of 100 shares for one) for all the interest of the Members at an exchange ratio of one share of Wincanton common stock (post reverse split) for one interest of Parks.

     NOW THEREFORE, in consideration of the promise and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

     1. (REPRESENTATION AND WARRANTIES OF Members AND Parks) Members and Parks, each hereby represents and warrants to Wincanton that:

          (a) Members own as of the date hereof, and as of the Closing Date hereinafter provided will own, free and clear of all liens, charges and encumbrances, 12,000,000 interest of Parks.

          (b) There are no obligations, liabilities, or commitments, contingent or otherwise, of a material nature which have not been disclosed to representatives of Wincanton.

          (c) Parks is a limited liability company duly organized and validly existing and in good standing under the laws of the State of Idaho; and has all power necessary to engage in the business in which it is presently engaged.

          (d) Neither any Member nor Parks is a defendant, nor a plaintiff against whom a counterclaim has been asserted, in any litigation, pending or threatened, nor has any material claim been made or asserted against any Member or Parks relating to this Agreement, nor are there any proceedings threatened or pending before any federal, state or municipal government, or any department, board, body or agency thereof, involving Members and Parks, except as disclosed in Exhibit "1(d)."

          (e) Parks is not in default under any material agreement which it is a party nor in the payment of any of it s obligations.

          (f) This Agreement has been duly executed by Members and Parks and the execution and performance of this Agreement will not violate, or result in a breach of, or constitute a default in, any agreement, instrument, judgment order or decree to which either any Member or Parks is a party or to which either any Member or Parks is subject nor will such execution and performance constitute a violation of or conflict with any fiduciary to which either any Member or Parks is subject.

          (g) Members and Parks are not in default with respect to any order, writ, injunction, or decree of any court or federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality, and there are no actions, suits, claims, proceedings or investigations pending or, to the knowledge of Members or Parks threatened against or affecting Members or Parks at law or in equity, or before or by any federal, state, municipal or other governmental court, department, commission, board, bureau, agency or instrumentality, domestic or foreign. Members and Parks have complied jointly and individually in all material respects with all laws, regulations and orders applicable to its business the violation of which would have a material adverse effect on the business of Parks taken as a whole. Material adverse effect means any matter in excess of $1,000.00 . (h) Parks and Members individually and collectively are in compliance with all federal and state statutes and regulations regarding the business of Parks.

          (i) Parks is not a party to any employment contract with any managing member or member nor to any lease, agreement or any other commitment not in the usual and ordinary course of business, nor to any accrued salary, any pension, insurance, profit-sharing or bonus plan except as set forth on Exhibit "1(i)".

          (j) Parks is not in default under any agreement to which it is a party nor in the payment of any of its obligations and has filed all tax returns, federal and state, which it is required to file and Parks has paid all taxes.

          (k) No representation or warranty in this section, nor statement in any document, certificate or schedule furnished or to be furnished pursuant to this Agreement by the Members and Parks, or in connection with the transactions contemplated hereby, contains or contained any untrue statement of a material fact, nor does or will omit to state a material fact necessary to make any statement of fact contained herein or therein not misleading. Parks has maintained, and will until the Closing, maintain in full force and effect adequate policies of insurance with coverage sufficient to meet the normal requirements of its business.

          (l) Parks is not in default under any agreement to which it is a party nor in the payment of any of its obligations.

     2. (REPRESENTATIONS AND WARRANTIES OF WINCANTON) Wincanton represents and warrants that:

          (a) Wincanton is a corporation duly organized and validly existing and in good standing under the laws of the State of Washington; is qualified to transact business in states as required; and has an authorized capitalization of 15,000,000 shares of which there are issued and outstanding 11,323,948 shares of capital stock, par value of $0.001 per share.

          (b) Wincanton has delivered to Members it audited financial statements for the period ended June 30, 1999. Wincanton represents that the financial statements are presented in accordance with generally accepted accounting principles and that the financial statements accurately reflect Wincanton's financial condition as of June 30, 1999.

          (c) Wincanton represents that at the Closing it will present evidence satisfactory to Members that it has no material liabilities other than a liability of $12,000 to it auditors, another liability of $3,394 and $64,924 owed to a director.

          (d) Wincanton is not a party to any litigation in any capacity and Wincanton has no liabilities or commitments which will be outstanding as of the Closing date except as set forth on Exhibit "2(d)".

          (e) Wincanton is not a party to any employment contract with any officer or director or stockholder, nor to any lease, agreement or any other commitment not in the usual and ordinary course of business, nor to any pension, insurance, profit-sharing or bonus plan.

          (f) Wincanton is not a defendant, nor a plaintiff against whom a counterclaim has been asserted, in any litigation, pending or threatened, nor has any material claim (which claim is in excess of $1,000) been made or asserted against Wincanton, nor are there any proceedings threatened or pending before any federal, state or municipal government, or any department, board, body or agency thereof, involving Wincanton.

          (g) Wincanton is not in default under any agreement to which it is a party nor in the payment of any of its obligations other than as stated in paragraph 2(c).

          (h) Between the date hereof and the Closing,  Wincanton  will not have
     (i) paid or declared any dividends on or made any distributions in respect of, or issued, purchased or redeemed, any of the outstanding shares of it capital stock, or (ii) made or authorized any changes in its Articles of Incorporation or in any amendment thereto or in its By-Laws except as provided in this Agreement, or (iii) made any commitments or disbursements or incurred any obligations or liabilities of a substantial nature and which are not in the usual and ordinary course of business, or (iv) mortgaged or pledged or subjected to any lien, charge or other encumbrance any of their assets, tangible or intangible, except in the usual and ordinary course of it business, or (v) sold, leased, or transferred or contracted to sell, lease or transfer any assets, tangible or intangible, or entered into any other transactions, except in the usual and ordinary course of business, or (vi) made any material change in any existing employment agreement or increased the compensation payable or made any arrangement for the payment of any bonus to any officer, director, employee or agent.

          (i) This Agreement has been duly executed by Wincanton and the execution and performance of this Agreement will not violate, or result in a breach of, or constitute a default in, any agreement, instrument, judgment order or decree to which it is a party or to which it is subject nor will such execution and performance constitute a violation of or conflict with any fiduciary to which it is subject.

          (j) Wincanton is not in default with respect to any order, writ, injunction, or decree of any court or federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality, and there are no actions, suits, claims, proceedings or investigations pending or, to the knowledge of Wincanton threatened against or affecting Wincanton at law or in equity, or before or by any federal, state, municipal or other governmental court, department, commission, board, bureau, agency or instrumentality, domestic or foreign. Wincanton has complied in all material respects with all laws, regulations and orders applicable to it business.

          (k) No representation or warranty in this section, nor statement in any document, certificate or schedule furnished or to be furnished pursuant to this Agreement by Wincanton, or in connection with the transactions contemplated hereby, contains or contained any untrue statement of a material fact, nor does or will omit to state a material fact necessary to make any statement of fact contained herein or therein not misleading.

     3. (TIME AND PLACE OF CLOSING) The Closing shall be held on _____________, November ______, 1999, at 11:00 A.M., local time, at the offices of _______________________ or at such other time and place as may be mutually agreed upon between the parties in writing (hereinafter "the Closing").

     4.   (CLOSING) The Closing of this Agreement shall proceed as follows:

          (a) Wincanton shall take action either by shareholder meeting or by consent of it shareholders for the following purposes:

               (1) To approve and ratify the Stock Purchase Agreement;

               (2) To elect directors as designated by Parks and Members, which election shall become effective after the Closing;

               (3) To amend Article I of the Articles of Incorporation to change the name of Wincanton to Parks America! Inc. and to amend its Articles of Incorporation to provide for capitalization of 30,000,000 shares of common stock, par value of $.001 per share.

               (4) To effect a reverse stock split and a recapitalization on the basis of one hundred shares for one with the number of shares for each shareholder to be rounded up to the nearest 100 shareholders for all shareholders who would have held less than 100 shares after the reverse split.

               (b) Present a certificate of an officer of Wincanton to Parks that any remaining outstanding liabilities of Wincanton as of the closing date have been completely and totally satisfied and that Wincanton as of the closing has no liabilities except as acknowledged and agreed to by the parties in Paragraph 2(c).

               (c) Present evidence satisfactory to Parks that Wincanton has taken all requisite procedures to dissolve Tradesman, Inc., a ninety per cent owned subsidiary of Wincanton.

               (d) Wincanton shall hold a meeting of its Board of Directors in ______________ at ________ P.M., local time, on December ______, 1999, to authorize the issuance of 12,000,000 shares of Wincanton restricted common stock, par value $0.0001 per share (post reverse stock split) to the Members in exchange for the 12,000,000 interests of the Members of Parkes at an exchange ratio of one shares of Wincanton common stock for one interest in Parks. Wincanton shall deliver instructions to its transfer agent to issue certificates evidencing to the Members, on the basis of one share of Wincanton for one interest of Parks. Each certificate issued to the Members will bear a restrictive legend prohibiting the transfer by the holder without first complying with the Securities Act of 1933, as amended, or Rule 144 promulgated thereunder.

               (e) Members shall do the following: (1) present a certification that Parks is a limited liability company in good standing under the laws of the State of Idaho; (2) present a certification that Members have clear title and unencumbered ownership of 12,000,000 interests of Parks; (3) present executed investment letters in the form mutually agreed upon by the parties; (4) transfer the 12,000,000 interests of Parks to Wincanton.

     5. (CONDITIONS TO CLOSING) The Members' and Wincanton's obligations to complete the transactions provided for herein shall be subject to the performance by them of all their respective agreements to be performed hereunder on or before the Closing, to the material truth and accuracy of the respective representations and warranties of the Members and Wincanton contained herein, and to the further conditions that:

          (a) All representations and warranties of Members and Wincanton contained in this Agreement are substantially true and correct and as of the Closing with the same effect as if made on and as of said date.

          (b) As of the Closing there shall have been no material adverse change in the affairs, business, property or financial condition of Parks and Wincanton, and the Members and Wincanton shall so certify in writing.

          (c) All of the agreements and covenants contained in this Agreement that are to be complied with, satisfied and performed by each of the parties hereto on or before the Closing, shall, in all material respects, have been complied with, satisfied and performed.

     6. (ADDITIONAL COVENANTS) During the period between the date hereof and the Closing, Wincanton shall conduct and the Members shall cause Parks to conduct its business and operations in the same manner in which the same have heretofore been conducted. During such period, unless it has received written consent thereto from the other party, neither Parks, Members nor Wincanton will:

          (a) Incur any obligation, liability or commitment, absolute or contingent, other than current liabilities incurred in the ordinary and usual course of business.

          (b) Declare or pay and dividends on or make any distributions in respect of, or issue, purchase or redeem any of its shares of stock or partnership interests except as agreed to by Wincanton and the Managing Members of Parks.

          (c) Subject any of its properties to a mortgage, pledge or lien, except in the ususal and ordinary course of business.

          (d) Sell or transfer any of its properties, except in the usual and ordinary course of business.

          (e) Make any investment of a capital nature, except in the usual and ordinary course of business.

          (f) Enter into any long-term contracts or commitments or modify or terminate any existing agreements, except in the usual and ordinary course of business.

          (g) Use any of its assets or properties except for proper purposes.

          (h) Sell, contract to sell or issue any equity or debt securities.

     7. (ACCESS TO RECORDS) During the period between the date of this Agreement and the Closing, Wincanton and the Members shall each accord representatives of the other party free access to the offices, plants, records, files, books of account and tax returns, provided the same will not unreasonably interfere with the normal operations of such entities.

     8. (FINDER'S FEE) The parties are paying a finder's fee in post reverse split shares of Wincanton restricted common stock in the amount of shares and to the persons listed on Exhibit "B" and each person receiving shares must execute an investment letter in a form satisfactory to the parties.

     9. (NOTICES) Any notice under this Agreement shall be deemed to have been sufficiently given if sent by registered or certified mail, postage prepaid, addressed as follows:

               If to the Members, to:
               Robert Klosterman
               P.O. Box 1400
               Eagle, Idaho 83616

               If to Wincanton, to:
               Henry Hornby
               3653 Hemlock Court
               Reno, Nevada

               or to any other address which may hereafter be designated by either party by notice given in such manner . All notices shall be deemed to have been given as of the date of receipt.

     10. (INDEMNIFICATION) The present directors of Wincanton agree to indemnify Wincanton and to hold them harmless with respect to any undisclosed liabilities, obligations or contingencies that may accrue and against all actions, suits, proceedings, demands, assessments, fines, judgments, costs, expenses or reasonable attorney's fees related thereto for any matters not disclosed.

     11. (TERMINATION AND ABANDONMENT) This Agreement may be terminated and abandoned at any time prior to the Closing upon the following conditions:

          (a) By the mutual consent of the parties.

          (b) By the Board of Directors of Wincanton or by the Members if, in the opinion of either, the Closing of the Agreement is impracticable by reasons of litigation or change of circumstances.

          (c) By the Board of Directors of Wincanton or by the Members if, in the bona fide judgment of either, there shall have been a material violation of any covenant or agreement set forth herein, or any warranty or representation shall be untrue; or the Board of Directors should, in its bona fide judgment, deem the Agreement inadvisable or impracticable by reason of any defect which, in the opinion of counsel, for the party who has made such determination, constitutes a material defect in the title of the other party, or which defect affect a material part of its assets, or which has otherwise subjected the party to a substantial liability or obligation.

          (d) By either party if any action or proceeding before any court or governmental body or agency shall have been instituted or threatened to restrain or prohibit the consummation of this Agreement and such party deems it inadvisable to proceed.

          And in the event of termination, notice shall be given to Wincanton or Members and thereupon this Agreement shall become wholly void and of no effect and there shall be no liability on the part of either to the other.

     12. (COUNTERPARTS) This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be an original, but all such counterparts shall constitute one and the same instrument.

     13. (MERGER CLAUSE) This Agreement supersedes all prior agreements and understandings between the parties and may not be changed or terminated orally, and no attempted change, termination or waiver of any of the provisions hereof shall be binding unless in writing and signed by the parties hereto.

     14. (GOVERNING LAW) This Agreement shall be governed by and construed according to the laws of the State of __________.

     15. (NO AMBIGUITY CONSTRUED AGAINST EITHER PARTY) Parks' counsel has prepared this Agreement, this Agreement and related documents were prepared with the input and participation of both parties and their counsel. In the event of any ambiguity or question of meaning or interpretation, neither Members and Parks nor Wincanton shall be deemed the "drafter" of the document and shall not have the Agreement, in whole or in part, construed against one party or the other.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

                                                    WINCANTON CORPORATION:
ATTEST:



----------------------                              -----------------------
Secretary                                            President

STATE OF NEVADA            )
                           :        ss.
COUNTY OF                  )

     On this _______ day of ___________, 1999, before me the undersigned officer, personally appeared ____________________ and _________________, known personally to me to be the President and Secretary, respectively, of the above-named corporation, and that they, as such officers, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by themselves as such officers.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal.




                                                     ---------------------------
                                                     NOTARY PUBLIC
My Commission Expires:                               Residing at:

                                                      NORTHWEST PARKS LLC:



                                                      BY
                                                        ---------------------


STATE OF IDAHO             )
                           :       ss.
COUNTY OF                  )

     On this _______ day of _______________, 1999, before me the undersigned MANAGING MEMBER personally appeared _______________________, known personally to me to be the MANAGING MEMBER of the above-named limited liability company and the he, as such, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the limited liability company by himself as such MANAGING MEMBER.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal.





                                                     ---------------------------
                                                     NOTARY PUBLIC
My Commission Expires:                               Residing at:



                                    MEMBERS:



-----------------------------                               --------------------
J. Randolph Ayre                                            Date


-----------------------------                               --------------------
Dr. S. Craig Barton                                         Date

-----------------------------                               --------------------
Dr. Alan Beultel                                            Date


-----------------------------                               --------------------
Dr. H. James Clark                                          Date


-----------------------------                               --------------------
Dobson Family Ltd. Partnership                              Date


-----------------------------                               --------------------
Dr. Larry Eastland                                          Date


-----------------------------                               --------------------
Christopher L. Eastland                                     Date


-----------------------------                               --------------------
Floating Feather Entertainment,                             Date
Inc.


-----------------------------                               --------------------
Forbes Investments, Inc.                                    Date


-----------------------------                               --------------------
Fox Mountain, Inc.                                          Date


-----------------------------                               --------------------
FSC Ltd.                                                    Date

-----------------------------                               --------------------
Lane A. Fullmer                                             Date


-----------------------------                               --------------------
Jerald Holloway                                             Date


-----------------------------                               --------------------
Henri R. Hornby                                             Date


-----------------------------                               --------------------
Grant Ipsen                                                 Date


-----------------------------                               --------------------
Mark Johnson                                                Date


-----------------------------                               --------------------
Dr. G. Robert W. Klomp                                      Date


-----------------------------                               --------------------
Klosterman Family Trust of 1998                             Date


-----------------------------                               --------------------
Jack Klosterman                                             Date


-----------------------------                               --------------------
Robert Klosterman                                           Date


-----------------------------                               --------------------
David Koga                                                  Date

-----------------------------                               --------------------
Michael Kolb                                                Date



-----------------------------                               --------------------
Laburnam Investments, Ltd.                                  Date


-----------------------------                               --------------------
Martin Consultants, Inc.                                    Date


-----------------------------                               --------------------
Metrolink Holdings Ltd.                                     Date


-----------------------------                               --------------------
Michael E. Mills                                            Date


-----------------------------                               --------------------
Dr. Marshall Ogden                                          Date


-----------------------------                               --------------------
Dr. Craig Olsen                                             Date


-----------------------------                               --------------------
Stan Olson                                                  Date


-----------------------------                               --------------------
Dr. Coe Parker                                              Date


-----------------------------                               --------------------
Salvati Family Trust                                        Date


-----------------------------                               --------------------
James Smith                                                 Date

-----------------------------                               --------------------
Mark Stubbs                                                 Date



-----------------------------                               --------------------
Richard Swensen                                             Date


-----------------------------                               --------------------
Yorkshire Capital Ltd.                                      Date